Exhibit 10.8

School-Enterprise Cooperation and Development Agreement

School (Party A): Minnan Science and Technology College

Enterprise (Party B): Ewatt Robot Equipment Co., Ltd.

Whereas, Party A is a higher education institution with leading domestic academic and research level in the field, and Party B is a modern enterprise with legal production qualifications and production conditions and has achieved certain results in the transformation of scientific and technological achievements. Now, therefore, after amicable communication, the parties have reached a consensus on accelerating the promotion of industrialization, and have signed this Agreement on cooperation and development:

(I) Establishment of internship and employment base

1. Party A shall establish an internship and employment base in Party B, and Party B shall establish a corresponding enterprise (company) human resources training base in Party A. The parties agree to use the name jointly agreed upon in the information released by the other party, and carry out cooperation projects such as internship, training, and scientific research.

2. As Party A’s off-campus internship and employment base, Party B can give priority to hiring Party A graduates under the same conditions. Party A invites Party B’s employing departments to participate in the graduate job fair organized by Party A every year, and give priority to sending excellent students with comprehensive development in morality, intelligence and physical health to Party B.

3. Party B shall provide Party A with a description of the job characteristics of its enterprise, the knowledge level and skill level required for each job, and provide a basis for Party A to formulate corresponding major training goals and employee training programs.

4. The parties shall regularly (once every six months) summarize the cooperation between the parties and the implementation of this Agreement through visits or symposiums. In case of emergencies, the parties shall adjust the cooperation matters in a timely manner.

(II) Teaching, scientific research and school-enterprise cooperation

1. Party A shall invite Party B’s relevant middle and senior management leaders to give a series of lectures on corporate culture and management practice as visiting professors of the school, and participate in Party A’s teaching and education work.

2. Party B shall invite Party A’s senior management (school leaders) to serve as consultants for Party B’s enterprise development and give a series of lectures regularly.

3. Party A shall select outstanding teachers and core business personnel to participate in Party B’s scientific research project development, technical assistance and academic seminars. The intellectual property rights of the scientific research results shall belong to Party B. Party A shall have the right of authorship for the intellectual property rights. Party B shall give Party A and its project participants a certain amount of financial support (including, but not limited to, consulting fees, project bonuses, equipment usage fees, testing fees, verification fees, etc.) according to Party A’s participation in the scientific research project.

(III) Cooperation period: The cooperation period under this Agreement is 3 years from the date of signing. After the expiration of this Agreement, the parties shall negotiate and sign a new cooperation agreement according to their actual needs.

(IV) Miscellaneous

1. If either party breaches this Agreement during the performance of this Agreement, the other party may request the amendment or termination of this Agreement, and the breaching party shall compensate the other party for the relevant losses.

2. Any matter not covered herein shall be further negotiated and supplemented by the parties. The supplementary agreement shall bear the same legal effect as this Agreement.

3. This Agreement is made in duplicate, with one copy for each party. This Agreement shall come into effect upon the parties affixing their signatures and seals thereto.

Party A: Minnan Science and Technology College	Party B: Ewatt Robot Equipment Co., Ltd.

Seal: Minnan Science and Technology College [*]	Seal: Ewatt Robot Equipment Co., Ltd. [*]

By:	By:

Date: May 12, 2022	Date: